                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Weigh-Tronix, LLC of our report dated June 21, 2000 relating to the financial statements of Weigh-Tronix, LLC, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information for Weigh-Tronix" in such Registration Statement.

PricewaterhouseCoopers LLP

Hartford, Connecticut

November 3, 2000